Exhibit 99.1

Adial Pharmaceuticals Appoints Vinay Shah as Chief Financial Officer

Glen Allen, VA – November 5, 2024 – Adial Pharmaceuticals, Inc. (NASDAQ: ADIL) (“Adial” or the “Company”), a clinical-stage biopharmaceutical company focused on developing therapies for the treatment and prevention of addiction and related disorders, today announced the appointment of Vinay Shah as the Company’s Chief Financial Officer, effective November 16, 2024.

Vinay Shah is an accomplished Chief Financial Officer with over 25 years of experience in the pharmaceutical, biopharmaceutical, and healthcare sectors, specializing in financial strategy, investor relations, and operational efficiency. Most recently, Mr. Shah served as the CFO at Virpax Pharmaceuticals, Inc. (Nasdaq: VRPX), where he focused on implementing fundraising and strategic initiatives, oversaw investor relations, and managed all financial operations. Previously, at Aravive, Inc. (Nasdaq: ARAV), Mr. Shah helped raise over $150 million and played integral roles in a major reverse merger and out-licensing efforts in China. At Pacira Pharmaceuticals, Inc. (Nasdaq: PCRX), he partnered on the company’s IPO, contributing to S-1 preparation, financial audits, and SEC compliance. His background also includes finance leadership roles at Cardinal Health, Inc. and Jostens Learning Corporation, where he advanced supply chain operations and international business efforts. He began his career with auditing positions at KPMG Peat Marwick and Price Waterhouse Coopers. He received his BA degree from Ranchi University in India and his MBA from Arizona State University in finance.

“We are thrilled to welcome Vinay as our new Chief Financial Officer,” said Cary Claiborne, CEO of Adial Pharmaceuticals. “Vinay brings a wealth of experience in financial strategy within the pharmaceutical industry, and his proven leadership in driving successful capital markets strategies will be invaluable as we advance AD04 and our strategic goals. Additionally, I would like to thank Joe Truluck for his numerous contributions to Adial over the years and wish him the best in his future endeavors.”

“I am excited to join the talented team at Adial Pharmaceuticals during this pivotal time,” said Vinay Shah. “Adial’s commitment to developing innovative treatments that address critical unmet needs aligns with my own passion for advancing impactful healthcare solutions. I look forward to contributing to Adial’s growth and supporting their strategic objectives as we work to deliver value for our patients, partners, and shareholders.”

On November 1, 2024, Joseph Truluck notified the CEO of the Company of his decision to resign from his position as the Company’s Chief Financial Officer to pursue other opportunities. Mr. Truluck will remain an employee of the Company until November 15, 2024 and has entered into a consulting agreement with Adial, through March 31, 2025, in order to aid in an orderly transition. Mr. Truluck’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices, including any matters concerning the Company’s controls or any financial or accounting-related matters or disclosures.

About Adial Pharmaceuticals, Inc.

Adial Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the development of therapies for the treatment and prevention of addiction and related disorders. The Company’s lead investigational new drug product, AD04, is a genetically targeted, serotonin-3 receptor antagonist, therapeutic agent for the treatment of Alcohol Use Disorder (AUD) in heavy drinking patients and was recently investigated in the Company’s ONWARD™ pivotal Phase 3 clinical trial for the potential treatment of AUD in subjects with certain target genotypes identified using the Company’s proprietary companion diagnostic genetic test. ONWARD showed promising results in reducing heavy drinking in heavy drinking patients, and no overt safety or tolerability concerns. AD04 is also believed to have the potential to treat other addictive disorders such as Opioid Use Disorder, gambling, and obesity. Additional information is available at www.adial.com.

If you are interested in exploring partnership opportunities with Adial, we invite you to reach out to us (BD@adialpharma.com) to discuss how our joint efforts can bring about positive change in the millions of patients who are struggling with addiction.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements are based upon various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. The forward-looking statements include statements regarding the expected contribution of Mr. Shah, advancing AD04 and our strategic goals, delivering value for our patients, partners, and shareholders and the potential of AD04 to treat other addictive disorders such as opioid use disorder, gambling, and obesity. Any forward-looking statements included herein reflect our current views, and they involve certain risks and uncertainties, including, among others, Mr. Shah’s ability to contribute to our growth and support our strategic objectives, our ability to pursue our regulatory strategy, our ability to advance ongoing partnering discussions, our ability to obtain regulatory approvals for commercialization of product candidates or to comply with ongoing regulatory requirements, our ability to develop strategic partnership opportunities and maintain collaborations, our ability to obtain or maintain the capital or grants necessary to fund our research and development activities, our ability to complete clinical trials on time and achieve desired results and benefits as expected, regulatory limitations relating to our ability to promote or commercialize our product candidates for specific indications, acceptance of our product candidates in the marketplace and the successful development, marketing or sale of our products, our ability to maintain our license agreements, the continued maintenance and growth of our patent estate and our ability to retain our key employees or maintain our Nasdaq listing. These risks should not be construed as exhaustive and should be read together with the other cautionary statement included in our Annual Report on Form 10-K for the year ended December 31, 2023, subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

Contact:

Crescendo Communications, LLC

David Waldman / Alexandra Schilt

Tel: 212-671-1020

Email: ADIL@crescendo-ir.com